Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

Nuance Announces Third Quarter 2021 Results

BURLINGTON, Mass., August 6, 2021 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its third quarter ended June 30, 2021:

•GAAP revenue of $336.6 million and GAAP earnings per diluted share of $(0.09).
•Non-GAAP revenue of $336.6 million and non-GAAP earnings per diluted share of $0.16.

“We are pleased to report another quarter of execution on our key strategic objectives, leading to solid Q3 results on both our top-line and bottom-line," said Mark Benjamin, Chief Executive Officer at Nuance. "In Healthcare, our shift towards cloud-based offerings across our portfolio helped drive a healthy ARR performance. This performance led in part to our second consecutive quarter of 29% year-over-year growth in Dragon Medical and DAX Cloud revenue. In total, Healthcare revenue increased by 22% year-over-year due to cloud revenue strength. In Enterprise, our Digital Engagement and Security & Biometrics solutions saw continued adoption throughout the quarter, leading to a return to year-over-year growth in Q3. Overall, Enterprise revenue increased 5% year-over-year, driven by the adoption of these solutions. We are encouraged by the company's overall performance year-to-date, and feel we are set up for a strong end to fiscal year 2021."

On March 1, 2021, we completed the sale of our medical transcription and electronic healthcare record implementation businesses. Accordingly, for all periods presented, the businesses' results of operations have been included within discontinued operations in our condensed consolidated financial statements. All commentary is provided on a continuing operations basis. A reconciliation of continuing and discontinued operations to total operations is provided in the accompanying tables.

Q3 2021 Performance Summary
Q3 2021 results for continuing operations include:
•GAAP and Non-GAAP revenue of $336.6 million, compared to $298.6 million in the same period last year.
•GAAP operating income of $4.8 million, compared to $11.9 million in the same period last year.
•Non-GAAP operating income of $74.2 million, compared to $63.8 million in the same period last year.
•GAAP operating margin of 1.4%, compared to 4.0% in the same period last year.
•Non-GAAP operating margin of 22.0%, compared to 21.4% in the same period last year.
•GAAP net loss of $26.3 million, compared to a net income of $2.3 million in the same period last year.
•Non-GAAP net income of $50.4 million, compared to $40.5 million in the same period last year.
•GAAP EPS of $(0.09), compared to $0.01 in the same period last year.
•Non-GAAP EPS of $0.16, compared to $0.14 in the same period last year.
•Operating cash flows from continuing operations was $45.8 million, compared to $14.6 million in the same period last year.

Proposed Merger with Microsoft
On April 11, 2021, Nuance entered into an Agreement and Plan of Merger with Microsoft Corporation. Subject to the terms and conditions of the Merger Agreement, Microsoft, through a wholly-owned subsidiary, has agreed to acquire all of the outstanding shares of Nuance common stock for $56.00 per share in an all-cash transaction. As a result of the Merger, Nuance will cease to be a publicly traded company. The Merger is currently intended to close by December 31, 2021. Consummation of the Merger is subject to certain conditions, including the satisfaction of certain regulatory approvals and other customary closing conditions. For additional information related to the Merger

© 2020 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

Agreement, please refer to the definitive proxy statement previously filed with the SEC and other relevant materials in connection with the transaction that we will file with the SEC and which will contain important information about Nuance and the Merger.

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the Company’s use of non-GAAP financial measures.

Conference Call and Prepared Remarks
Given the pending transaction with Microsoft, Nuance will not be hosting a conference call, issuing Prepared Remarks, or providing financial guidance in conjunction with its third quarter 2021 earnings release.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a technology pioneer with market leadership in conversational AI and ambient intelligence. A full-service partner trusted by 77 percent of U.S. hospitals and 85 percent of the Fortune 100 across the globe, we create intuitive solutions that amplify people’s ability to help others.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: potential disruptions to our business caused by the proposed acquisition of us by Microsoft, our ability to complete the proposed acquisition of us by Microsoft in a timely manner or at all, the impact of the COVID-19 pandemic, the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; our ability to control and successfully manage our expenses and cash position; cybersecurity and data privacy incidents or breaches, and related remediation and investigation; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures
We believe that providing non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors not only to better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended June 30, 2021 and 2020, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Restructuring and other costs, net.
Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other charges include gains or losses on the sale or disposition of certain non-strategic assets or product lines and expenses related to the acquisition of Nuance by Microsoft, offset by insurance recoveries.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, that would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i)    Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third parties.
(ii)    Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)    Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:
(i)Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

awards granted are influenced by our stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii)Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from the extinguishment and redemption of our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, and implementation of the new revenue recognition standard (ASC 606) are also excluded.

Non-GAAP Operating Income
Our non-GAAP operating income includes acquisition-related revenue adjustments but excludes non-GAAP expenses such as stock compensation, amortization of intangible assets, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations.

Non-GAAP income tax provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Contact Information
For Investors
Michael Maguire
Nuance Communications, Inc.
Tel: 781-565-4855
Email: michael.maguire@nuance.com

For Press
Nancy Scott
Nuance Communications, Inc.
Tel: 781-565-4130
Email: nancy.scott@nuance.com

Financial Tables Follow

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Hosting and professional services	$208,219	$185,555	$602,032	$541,623
Product and licensing	66,281	48,706	238,128	243,284
Maintenance and support	62,082	64,359	189,152	191,146
Total revenues	336,582	298,620	1,029,312	976,053
Cost of revenues:
Hosting and professional services	111,910	96,323	323,502	298,044
Product and licensing	4,994	10,269	27,869	53,302
Maintenance and support	7,766	7,330	22,525	23,213
Amortization of intangible assets	5,258	6,378	14,449	19,504
Total cost of revenues	129,928	120,300	388,345	394,063
Gross profit	206,654	178,320	640,967	581,990
Operating expenses:
Research and development	63,695	53,921	179,652	164,617
Sales and marketing	73,069	63,699	208,807	199,649
General and administrative	36,401	37,598	113,297	113,956
Amortization of intangible assets	10,713	8,554	31,998	26,273
Acquisition-related costs, net	699	758	2,693	3,656
Restructuring and other charges, net	17,247	1,871	28,292	14,730
Total operating expenses	201,824	166,401	564,739	522,881
Income from operations	4,830	11,919	76,228	59,109
Other expenses, net	(35,519)	(22,438)	(80,103)	(79,912)
Loss before income taxes	(30,689)	(10,519)	(3,875)	(20,803)
(Benefit) provision for income taxes	(4,422)	(12,780)	2,704	(40,205)
Net (loss) income from continuing operations	(26,267)	2,261	(6,579)	19,402
Net income (loss) from discontinued operations	—	14,401	(8,427)	25,939
Net (loss) income	$(26,267)	$16,662	$(15,006)	$45,341

Net (loss) income per common share - basic:
Continuing operations	$(0.09)	$0.01	$(0.02)	$0.07
Discontinued operations	—	0.05	(0.03)	0.09
Total net (loss) income per basic common share	$(0.09)	$0.06	$(0.05)	$0.16

Net (loss) income per common share - diluted:
Continuing operations	$(0.09)	$0.01	$(0.02)	$0.07
Discontinued operations	—	0.05	(0.03)	0.09
Total net (loss) income per diluted common share	$(0.09)	$0.06	$(0.05)	$0.16

Weighted average common shares outstanding:
Basic	294,388	281,281	287,826	282,674
Diluted	294,388	287,852	287,826	288,096

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2021	September 30, 2020
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$235,757	$301,233
Marketable securities	65,157	71,114
Accounts receivable, net	171,008	175,583
Prepaid expenses and other current assets	211,402	152,563
Current assets of discontinued operations	—	35,492
Total current assets	683,324	735,985

Land, building and equipment, net	145,687	137,299
Goodwill	2,157,500	2,120,495
Intangible assets, net	141,396	167,270
Right-of-use assets	89,162	104,839
Other assets	250,458	248,414
Long-term assets of discontinued operations	—	79,030
Total assets	$3,467,527	$3,593,332

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$470,863	$432,209
Contingent and deferred acquisition payments	1,552	4,224
Accounts payable	85,765	71,833
Accrued expenses and other current liabilities	187,394	199,254
Deferred revenue	248,075	249,484
Current liabilities of discontinued operations	—	29,138
Total current liabilities	993,649	986,142

Long-term debt	494,665	1,104,464
Deferred revenue, net of current portion	105,534	98,696
Deferred tax liability	7,885	70,116
Operating lease liabilities	89,936	103,996
Other liabilities	80,903	64,597
Long-term liabilities of discontinued operations	—	21,388
Total liabilities	1,772,572	2,449,399

Mezzanine Equity	55,462	—

Stockholders' equity	1,639,493	1,143,933
Total liabilities and stockholders' equity	$3,467,527	$3,593,332

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net (loss) income from continuing operations	$(26,267)	$2,261	$(6,579)	$19,402
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	8,929	7,223	24,538	22,352
Amortization	15,971	14,932	46,447	45,777
Stock-based compensation	34,654	32,487	104,436	95,023
Non-cash interest expense	8,688	11,951	33,487	37,269
Deferred tax provision (benefit)	(846)	(17,383)	(5,465)	(58,284)
Loss on extinguishment of debt	17,054	—	17,054	18,656
Other	1,731	1,503	5,503	3,853
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	13,373	(4,004)	4,289	15,656
Prepaid expenses and other assets	(15,221)	(664)	(28,087)	3,213
Accounts payable	8,742	(8,509)	15,808	(13,626)
Accrued expenses and other liabilities	(15,901)	(21,939)	(17,020)	(80,532)
Deferred revenue	(5,120)	(3,223)	(6,091)	21,415
Net cash provided by operating activities - continuing operations	45,787	14,635	188,320	130,174
Net cash provided by operating activities - discontinued operations	2,054	17,647	9,141	43,539
Net cash provided by operating activities	47,841	32,282	197,461	173,713
Cash flows from investing activities:
Capital expenditures	(12,087)	(14,363)	(44,806)	(45,550)
Proceeds from disposition businesses, net of transaction fees	—	—	9,885	—
Purchases of marketable securities and other investments	(11,485)	(9,096)	(78,485)	(157,976)
Proceeds from sales and maturities of marketable securities and other investments	17,885	65,597	84,403	290,584
Payments for business and asset acquisitions, net of cash acquired	(250)	—	(45,425)	—
Other	377	42	878	1,374
Net cash (used in) provided by investing activities	(5,560)	42,180	(73,550)	88,432
Cash flows from financing activities:
Repurchase and redemption of debt	(121,787)	—	(121,787)	(513,642)
Net distribution from Cerence upon the spin-off	—	—	—	139,090
Payments for repurchase of common stock	—	—	—	(169,218)
Proceeds from issuance of common stock from employee stock plans	—	—	8,368	7,204
Proceeds from the revolving credit facility	—	—	—	230,000
Repayment of the revolving credit facility	—	(230,000)	—	(230,000)
Payments for taxes related to net share settlement of equity awards	(25,940)	(3,480)	(74,896)	(39,968)
Other financing activities	(2,388)	(6)	(4,623)	(2,840)
Net cash used in financing activities	(150,115)	(233,486)	(192,938)	(579,374)
Effects of exchange rate changes on cash and cash equivalents	740	1,672	3,551	(3,177)
Net decrease in cash and cash equivalents	(107,094)	(157,352)	(65,476)	(320,406)
Cash and cash equivalents at beginning of period	342,851	397,907	301,233	560,961
Cash and cash equivalents at end of period	$235,757	$240,555	$235,757	$240,555

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020

GAAP revenues	$336,582	$298,620	$1,029,312	$976,053
Acquisition-related revenue adjustments: hosting and professional services	—	—	—	301
Non-GAAP revenues	$336,582	$298,620	$1,029,312	$976,354

GAAP cost of revenues	$129,928	$120,300	$388,345	$394,063
Cost of revenues from amortization of intangible assets	(5,258)	(6,378)	(14,449)	(19,504)
Cost of revenues adjustments: hosting and professional services (1)	(6,327)	(5,748)	(19,732)	(16,525)
Cost of revenues adjustments: product and licensing (1)	(103)	(124)	(280)	(382)
Cost of revenues adjustments: maintenance and support (1)	(423)	(360)	(1,268)	(1,200)
Cost of revenues adjustments: other	—	(2)	—	(2)
Non-GAAP cost of revenues	$117,817	$107,688	$352,616	$356,450

GAAP gross profit	$206,654	$178,320	$640,967	$581,990
Gross profit adjustments	12,111	12,612	35,729	37,914
Non-GAAP gross profit	$218,765	$190,932	$676,696	$619,904

GAAP income from operations	$4,830	$11,919	$76,228	$59,109
Gross profit adjustments	12,111	12,612	35,729	37,914
Research and development (1)	9,230	8,530	26,402	25,274
Sales and marketing (1)	8,974	8,002	26,475	22,825
General and administrative (1)	9,597	9,723	30,279	28,817
Acquisition-related costs, net	699	758	2,693	3,656
Amortization of intangible assets	10,713	8,554	31,998	26,273
Restructuring and other charges, net	17,247	1,871	28,292	14,730
Other	753	1,866	2,457	648
Non-GAAP income from operations	$74,154	$63,835	$260,553	$219,246

GAAP loss before income taxes	$(30,689)	$(10,519)	$(3,875)	$(20,803)
Gross profit adjustments	12,111	12,612	35,729	37,914
Research and development (1)	9,230	8,530	26,402	25,274
Sales and marketing (1)	8,974	8,002	26,475	22,825
General and administrative (1)	9,597	9,723	30,279	28,817
Acquisition-related costs, net	699	758	2,693	3,656
Amortization of intangible assets	10,713	8,554	31,998	26,273
Restructuring and other charges, net	17,247	1,871	28,292	14,730
Non-cash interest expense	8,688	11,951	33,487	37,269
Loss on extinguishment of debt	17,054	—	17,054	18,656
Other	1,171	472	3,108	(1,237)
Non-GAAP income before income taxes	$64,795	$51,954	$231,642	$193,374

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

Nuance Communications, Inc.
Supplemental Financial Information
GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020

GAAP (benefit) provision for income taxes	$(4,422)	$(12,780)	$2,704	$(40,205)
Income tax effect of non-GAAP adjustments	19,310	6,726	49,194	39,403
Removal of valuation allowance and other items	(5,064)	2,710	(13,378)	36,717
Removal of discrete items	4,580	14,814	15,433	7,561
Non-GAAP provision for income taxes	$14,404	$11,470	$53,953	$43,476

GAAP net (loss) income from continuing operations	$(26,267)	$2,261	$(6,579)	$19,402
Acquisition-related adjustment - revenues (2)	—	—	—	301
Acquisition-related costs, net	699	758	2,693	3,656
Cost of revenue from amortization of intangible assets	5,258	6,378	14,449	19,504
Amortization of intangible assets	10,713	8,554	31,998	26,273
Restructuring and other charges, net	17,247	1,871	28,292	14,730
Stock-based compensation (1)	34,654	32,487	104,436	95,023
Non-cash interest expense	8,688	11,951	33,487	37,269
Loss on extinguishment of debt	17,054	—	17,054	18,656
Adjustment to income tax expense	(18,826)	(24,250)	(51,249)	(83,681)
Other	1,171	474	3,108	(1,235)
Non-GAAP net income	$50,391	$40,484	$177,689	$149,898

Non-GAAP diluted net income per share	$0.16	$0.14	$0.56	$0.52

Diluted weighted average common shares outstanding	316,878	287,852	317,062	288,096

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.1

2021 Third Quarter Results
Press release
August 6, 2021

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
(1) Stock-based compensation
Cost of hosting and professional services	$6,327	$5,748	$19,732	$16,525
Cost of product and licensing	103	124	280	382
Cost of maintenance and support	423	360	1,268	1,200
Research and development	9,230	8,530	26,402	25,274
Sales and marketing	8,974	8,002	26,475	22,825
General and administrative	9,597	9,723	30,279	28,817
Total	$34,654	$32,487	$104,436	$95,023

(2) Acquisition-related revenue
Acquisition-related revenue adjustments	$—	$—	$—	$301
Total	$—	$—	$—	$301

© 2021 Nuance Communications, Inc. All rights reserved